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                                                                   EXHIBIT 10.11




















                            PATENT LICENSE AGREEMENT




















PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT




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                            PATENT LICENSE AGREEMENT

        This is a patent license agreement ("Agreement") made by and among Roche Molecular Systems, Inc. ("RMS"), a Delaware corporation having an office at Branchburg Township, 1080 U.S. Highway 202 Somerville, New Jersey 08876-3771, and F. Hoffmann La Roche Ltd, a Switzerland limited liability company, with offices at Grenzacherstrasse 124, CH-4002 Basel, Switzerland (both of which are referred to herein as "ROCHE"), and Stratagene, a California corporation having offices at 11099 N. Torrey Pines Road., La Jolla, California (referred to herein as "SCS").

                                   BACKGROUND

A. ROCHE and its Affiliates own United States Patents Nos. 4,683,195, 4,683,202 and 4,965,188 and the corresponding foreign counterpart patents and patent applications, describing and claiming gene amplification processes including, inter alia, a process known as the polymerase chain reaction ("PCR") process.

B. ROCHE and its Affiliates also own United States Patent No. 4,889,818 and the corresponding foreign counterpart patents and patent applications relating to purified natural, as well as recombinant, themostable DNA polymerase isolated from Thermus aquaticus ("nTaq" and "rTaq", respectively) as well as U.S. Patent No. 5,079,352 and the corresponding foreign counterpart patents and patent applications relating to rTaq and fragments thereof.

C. ROCHE and its Affiliates also own United States Patent No. 5,075,216 and the corresponding foreign counterpart patents and patent applications relating to sequencing with Taq DNA polymerase.



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D. Roche and its Affiliates also own USSN 07/387,003 and the corresponding foreign counterpart patent applications relating to stabilized enzyme compositions.

E. The patent rights referred to above were previously owned by Cetus Corporation ("Cetus"), a Delaware corporation having an office in Emeryville, California.

F. The Perkin-Elmer Corporation ("P-E") has exclusive rights under the patent rights referred to above in certain fields, including the field of research, pursuant to an agreement dated December 11, 1991 with ROCHE and has certain rights to grant sublicenses in said fields. Under separate agreements between ROCHE and P-E and in consideration of a share of royalties due hereunder, P-E has released ROCHE from such of P-E's rights in the aforementioned fields as is necessary for ROCHE to convey to SCS the rights and licenses specified in this Agreement.

G. On July 1, 1990, Cetus entered into a "Patent License Agreement" (hereinafter, "the 1990 Agreement") with SCS granting SCS rights to manufacture, use and sell purified natural DNA polymerase reagents isolated from Thermus aquaticus, ("nTaq"), for non-PCR uses, on the condition that SCS "refrain from promoting the use of" such reagents in "PCR Applications" (which is defined on page 3 of the 1990 Agreement).

H. SCS has manufactured and sold Taq DNA polymerase under the license under the 1990 Agreement above, and wishes to expand its rights to include the right to make, use and sell to the research and to other markets Taq DNA polymerase and other products covered by AMPLIFICATION PATENT RIGHTS and/or SEQUENCING PATENT RIGHTS, as hereinafter defined. To this end, Stratagene is willing to terminate the 1990 Agreement and to enter into this Agreement.



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I. In structuring the present Agreement, the parties have considered the possibility that novel polymerases may be developed by SCS (and others) that are useful in AMPLIFICATION PATENT RIGHTS and that, without a license from ROCHE, SCS may not pass on to its customers the right to use said polymerases in AMPLIFICATION PATENT RIGHTS. It is SCS' desire to promote and sell such internally developed, or licensed or purchased polymerases and/or kits incorporating such polymerases for use in AMPLIFICATION PATENT RIGHTS and to pass on to the purchaser such a license and ROCHE is willing to permit SCS to do so.

J. In addition, the parties take note that SCS may, in its discretion, market the products licensed hereunder in conjunction with other products, components or materials, both separately or together, and in various package arrangements, which may be useful in ROCHE's AMPLIFICATION PATENT RIGHTS. Taking this into consideration, for the mutual convenience of the parties, the products on which SCS will pay a royalty, that is the royalty base, will include those products as specifically described below that are adapted for, promoted or supported for use with the patent rights licensed herein. Furthermore, in an effort to minimize customer confusion as to which SCS products in fact permit the customer to practice AMPLIFICATION PATENT RIGHTS without additional licenses, SCS agrees, as is further described below, to give special consideration to the manner in which it promotes and sells its other products which may be useful in AMPLIFICATION PATENT RIGHTS but which are not specifically licensed by ROCHE for that purpose.

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, ROCHE and SCS hereby agree as follows:



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1. DEFINITIONS

        For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

        1.1 The term "AFFILIATE" of a designated party to this Agreement shall mean:

                a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either party to this Agreement;

                b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either party to this Agreement;

                c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party to this Agreement; and

                d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.



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It is understood and agreed, however, that the term "Affiliate" shall not include Genentech Inc., a company located at 460 Point San Bruno Boulevard, South San Francisco, California, U.S.A. ("Genentech").

        1.2 "AMPLIFICATION PATENT RIGHTS" shall mean the nucleic acid amplification processes covered by United States Patent Nos. 4,683,195, 4,683,202 and 4,965,188, and those claims in foreign patents and patent applications which correspond to issued claims in the above patents and which foreign patents and patent applications claim priority from the patent applications on which the above patents are based, and access to which patents and patent applications are necessary for SCS to manufacture, use and sell Taq Reagents and SCS Enzymes in accordance with the rights granted in sections 2.2-2.5 hereto.

        1.3 "APPLICATION FIELDS" shall mean those fields listed in Appendix A which SCS has elected to include in this Agreement as specified in Section 5.

        1.4 "APPLICATION KIT" shall mean a Licensed Product in combination with such other reagents, enzymes or other materials as are necessary to perform a PCR-based assay or nucleic: acid sequencing in the APPLICATION FIELD for which it is sold.

        1.5 "AUTHORIZED THERMAL CYCLER" shall mean a thermal cycler or temperature cycling instrument suitable for the automated practice of the PCR Process for which a fee has been paid to P-E for authorization in the LICENSED FIELDS under AMPLIFICATION PATENT RIGHTS. All P-E Thermal Cyclers are AUTHORIZED THERMAL CYCLERS.



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        1.6 "SCS ENZYME" shall mean any thermostable polymerase that is not derived from Thermus aquaricus and that is not within TAQ PATENT RIGHTS, developed, purchased, or licensed by SCS from a third party, which enzyme may be used in or with the PCR PROCESS. An enzyme shall not be included in this definition if SCS demonstrates to ROCHE's satisfaction that said enzyme is in fact used predominantly for other than AMPLIFICATION PATENT RIGHTS. For example, an enzyme that is marketed in a formulation that renders the enzyme unsuitable for, or is otherwise chemically or structurally rendered unsuitable for, use in PCR will reasonably be considered not to be an SCS Enzyme unless ROCHE or SCS becomes aware that said enzyme is in fact used predominantly in PCR. Unless excluded as provided herein, all sales of said SCS ENZYMES are assumed to be for use in AMPLIFICATION PATENT RIGHTS.

        1.7 "EFFECTIVE DATE" shall mean July 1, 1994.

        1.8 "LICENSED APPLICATION PRODUCT" shall mean (a) an APPLICATION KIT or
(b) reagents, components or other materials which are sold in connection with the sale of an APPLICATION KIT by SCS and which are adapted for or promoted or supported for use by customers in PCR TESTING or nucleic acid sequencing in APPLICATION FIELDS. As used herein, "PCR TESTING" shall include all steps in the analysis of a sample for the presence or absence of amplifiable nucleic acid from preparation of the sample to detection and/or analysis of any amplified product

        1.9 "LICENSED FIELDS" shall mean the RESEARCH FIELD and the APPLICATION FIELDS.



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        1.10 "LICENSED PRODUCT" shall mean:

                a) a TAQ REAGENT or SCS ENZYME used or sold in a country where the use or sale of such TAQ REAGENT or SCS ENZYME would infringe at least one VALID CLAIM within AMPLIFICATION PATENT RIGHTS or SEQUENCING PATENT RIGHTS; and/or

                b) a TAQ REAGENT or SCS ENZYME made, used or sold in a country where the manufacture, use or sale thereof would infringe a VALID CLAIM within TAQ PATENT RIGHTS.

        1.11 "LICENSED RESEARCH PRODUCTS" shall mean any product including but not limited to kits, which products consist of or contain a LICENSED PRODUCT and may include all or some of the following components: buffers, nucleotides, enzymes, or other reagents or materials. Notwithstanding the foregoing, it is understood and agreed that such LICENSED RESEARCH PRODUCT shall not contain, without ROCHE's specific approval, which approval shall be strictly discretionary with ROCHE, nucleic acid sequences homologous to the nucleic acid sequences of any human infectious agent or pathogen.

        1.12 "NET SALES" shall mean the gross invoice amount less

                (i) credits, freight and insurance and other discounts allowed and taken, in amounts customary in the trade, and

                (ii) sales and/or use taxes and/or duties for particular sales.



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        No allowance or deduction shall be made for commissions or collections, by whatever name known.

        NET SALES shall be calculated on the basis of sales or transfers to end users by SCS or its Affiliate or distributor. In the event SCS is unable to account for sales to third party end users by its distributors, the NET SALES shall be calculated as the sales price to such distributors multiplied by ***, which factor represents a ***% margin allowed to the distributor. Sales to a third party controlling, controlled by, or under common control with SCS, or enjoying a special course of dealing, shall be determined by reference to the listed or published price for the product sold or transferred which would be applicable in an arm's length transaction with an unrelated third party.

        1.13 "PCR PROCESS" shall mean the polymerase chain reaction (PCR) process, which is one of the amplification processes identified in AMPLIFICATION PATENT RIGHTS.

        1.14 "RESEARCH FIELD" shall mean the internal use by an end user of a product solely in applications of the end user (or in applications of the end user's customer, if the end user is performing contract research) in scientific research and development which, by way of example but not by way of limitation, expressly excludes:

                a) reportable results generated from clinical applications in humans or animals such as the detection or measurement, treatment, prevention or mitigation of disease or other health-related condition; the detection of pathogens, detection of




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                        genetic disease or genetic pre-disposition to disease;
                        tissue transplantation typing; and parentage testing;

                b)      the use of PCR to manufacture any products for sale;

                c) the commercial application of Taggants, which shall be defined herein to be the application of PCR PROCESS or AMPLIFICATION PATENT RIGHTS to identify any synthetic nucleotide sequence which has been inserted, dispersed or applied into a product, substance or organism in order to identify such product, substance or organism or to convey other specific information.

                d)      Forensic Applications (as defined in Appendix A);


                e) human identification testing, and parentage determination;


                f)      Plant Diagnostics (as defined in Appendix A);

                g) Animal Diagnostics, Animal Identity Testing and Positive Trait Breeding (as defined in Appendix A);

                h) quality assurance and quality control, including without limitation, conformance with specifications, purity, and batch-to-batch consistency if performed for third parties on a commercial basis; and



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                i)      Environmental Testing (as defined in Appendix A);

        1.15 "SEQUENCING PATENT RIGHTS" shall mean the claims of United States Patent No. 5,075,216 and those claims in foreign patents and parent applications which correspond to issued claims in the above patent and which foreign patents and patent applications claim priority from the patent application(s) on which the '216 patent is based, and access to which patents and patent applications are necessary for SCS to manufacture, use and sell TAQ REAGENTS pursuant to
Section 2.5 hereto.

        1.16 "TAQ PATENT RIGHTS" shall mean those claims of United States Patent Nos. 4,889,818 and 5,079,352 and U.S.S.N. 07/387,003, and any reissues and continuations thereof, and those claims in foreign patents and patent applications claiming priority from a patent application which is a basis for any of the above US patents or patent applications and which foreign claims include within their scope a TAQ REAGENT but only to the extent that such claims are necessary for SCS to manufacture, use and sell TAQ REAGENTS pursuant to sections 2.2-2.5 hereto, except that dim rights specifically exclude the "Stoffel Fragment" (Perkin-Elmer catalogue #N808-0038) and the "Abramson Mutant" (an amino acid replacement of glycine corresponding to position 46 of the Taq polymerase amino acid sequence provided in Lawyer et. al. 1989 (JBC 264:
6247-6437).

        1.17 "TAQ REAGENT" shall mean an enzyme the manufacture, use or sale of which would be covered by at least one VALID CLAIM within TAQ PATENT RIGHTS.

        1.18 "TERRITORY" shall mean worldwide.



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        1.19 "UNITS" of thermostable polymerase shall be defined by equivalence to units of AmpliTaq DNA polymerase as described in Appendix B.

        1.20 "VALID CLAIM" shall mean the claim of a patent or pending patent application which has not otherwise been held invalid or unenforceable by a court from which no appeal has or can be taken, or has not otherwise finally been held unpatentable by the appropriate administrative agency.

        2. GRANT TO SCS

        2.1 Termination of the Cetus/SCS 1900 Agreement. In consideration of the rights granted herein to SCS by ROCHE and SCS' obligation to pay royalties, SCS and ROCHE hereby agree that their respective rights in and obligations under the 1990 Agreement between Cetus and SCS are terminated, and the terms thereof superseded by the present Agreement as of the EFFECTIVE DATE hereof, except that all royalties due under the 1990 Agreement as of the EFFECTIVE DATE of the present Agreement, shall be paid to ROCHE in accordance with the terms and schedule of the 1990 Agreement.

        2.2 Licenses Under TAQ PATENT RIGHTS. Upon the terms and subject to the conditions of this Agreement, ROCHE hereby grants to SCS and its AFFILIATES and SCS hereby accepts from ROCHE, for itself and its AFFILIATES, a non-exclusive, royalty bearing license in the TERRITORY, without the right to sublicense, under TAQ PATENT RIGHTS, to: (i) manufacture (but not to have manufactured) in the TERRITORY (but excluding Japan); (ii) to use TAQ REAGENTS in the TERRITORY; and
(iii) to sell in the TERRITORY as follows and for no other purpose:


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        a) to customers in the RESEARCH FIELD for such customers' own internal use in the RESEARCH FIELD only;

        b) to customers in the APPLICATION FIELDS, which customers are those licensed by other than a product label license under AMPLIFICATION PATENT RIGHTS in such APPLICATION FIELDS for such customer's own internal use in performing the PCR PROCESS in such APPLICATION FIELDS;

        c) for incorporation in APPLICATION KITS pursuant to Section 2.4.

        2.3 License to Promote and Sell for PCR in the RESEARCH FIELD. In consideration of SCS' payment of royalties on sales of LICENSED RESEARCH PRODUCTS, ROCHE hereby grants to SCS and its AFFILIATES and SCS accepts from ROCHE for itself and its AFFILIATES, a limited, non-exclusive license in the TERRITORY under the AMPLIFICATION PATENT RIGHTS to promote and sell LICENSED RESEARCH PRODUCTS in the RESEARCH FIELD and to pass on with such sales of Licensed Research Products to end user purchasers only so much of those AMPLIFICATION PATENT RIGHTS as are necessary to be consistent with the label licenses accompanying those products, and as are necessary for such purchasers to use such LICENSED RESEARCH PRODUCTS in or with the PCR PROCESS either in an AUTHORIZED THERMAL CYCLER, strictly for such purchasers' own use in the RESEARCH FIELD.

        2.4 License to Promote and Sell for PCR in APPLICATION FIELDS. In further consideration of SCS' payment of royalties on sales of LICENSED APPLICATION PRODUCTS, ROCHE hereby grants to SCS and its AFFILIATES and SCS accepts from ROCHE for itself and its AFFILIATES, a limited, non-exclusive license in the TERRITORY under the AMPLIFICATION


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PATENT RIGHTS to promote and sell APPLICATION KITS in the APPLICATION FIELDS and to pass on with such sales of APPLICATION KITS to end user purchasers only so much of those AMPLIFICATION PATENT RIGHTS as are necessary to be consistent with the label licenses accompanying those APPLICATION KITS, and as are necessary for such purchasers' own internal use of such APPLICATION KITS in the APPLICATION FIELDS for which the APPLICATION KITS are sold, said use being restricted to be in conjunction with an AUTHORIZED THERMAL CYCLER.

        2.5 License to Promote and Sell for Sequencing in the RESEARCH FIELD and APPLICATION FIELDS. In further consideration of SCS' payment of royalties on sales of LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS, ROCHE hereby grants to SCS and its AFFILIATES and SCS accepts from ROCHE for itself and its AFFILIATES, a limited, non-exclusive license in the TERRITORY under the SEQUENCING PATENT RIGHTS to sell LICENSED RESEARCH PRODUCTS in the RESEARCH FIELD and APPLICATION KITS in the APPLICATION FIELDS and to pass with such sales to end user purchasers only so much of those SEQUENCING PATENT RIGHTS as are necessary for such purchaser's own internal use of such LICENSED RESEARCH PRODUCTS or APPLICATION KITS in sequencing in the RESEARCH FIELD and the APPLICATION FIELDS.

        2.6 SCS expressly acknowledges and agrees that the licenses granted pursuant to this Agreement are personal to SCS and its AFFILIATES alone, and SCS and its AFFILIATES shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing licenses, except that SCS and its Affiliates may sell or distribute LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS through distributors.


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        2.7 Except as is specifically provided herein, this Agreement shall not limit the rights of ROCHE in any way. It is specifically understood that as between the parties to this Agreement, ROCHE reserves the right itself or through its AFFILIATES to practice under TAQ PATENT RIGHTS, SEQUENCING PATENT RIGHTS and AMPLIFICATION PATENT RIGHTS, including the PCR PROCESS itself, and, subject to the provisions of Section 12 herein, to sublicense, assign or otherwise transfer the TAQ PATENT RIGHTS and AMPLIFICATION PATENT RIGHTS and SEQUENCING PATENT RIGHTS to others for any purpose whatsoever.

        2.8 SCS and its AFFILIATES shall affix to each particular LICENSED RESEARCH PRODUCT or LICENSED APPLICATION PRODUCT licensed hereunder, either on a product insert accompanying the product or on the product itself, one of the labels set forth in Appendix C, as ROCHE shall direct, or such other label as ROCHE may direct from time to time. Such changes in labelling shall be subject to the approval of SCS, which shall not be unreasonably withheld. As to the labels set forth in Appendix C, SCS understands and agrees that the notices numbered 1 through 5 reflect ROCHE's present label licensing policy and shall be used on the labels for SCS products as appropriate. In regard to these or any other changes in labels directed by RMS, SCS shall have a reasonable time period over which to change its labels.

        2.9 SCS hereby covenants that it and its AFFILIATES shall sell, market and otherwise promote products licensed hereunder only for use in accordance with the terms of this Agreement and they shall use their best efforts, as described herein, and shall contractually require all of its distributors to also use their best efforts, as described herein, to ensure that these products are used in compliance with the letter and intent of this Agreement. To that end, SCS, its AFFILIATES and distributors shall prominently display in catalogues and brochures describing LICENSED RESEARCH PRODUCTS and/or LICENSED


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APPLICATION PRODUCTS, the label license statements as referred to in Section 2.8 and set forth in Appendix C. Furthermore, in advertisements or any other materials intended for distribution to third parties and referring in any way to products licensed hereunder and the use of said products in the PCR PROCESS, but in which it is not practical to include the complete label license statements, SCS will include a comparable restriction on use as follows:

        Purchase of this product (or product name] is accompanied by a license to use it in the Polymerase Chain Reaction (PCR) process in conjunction with an Authorized Thermal Cycler.

or other statement approved in writing by ROCHE.

        2.10 a) SCS acknowledges that sales to third parties not in compliance with the field and use restrictions pursuant to Sections 2.2 - 2.5 constitute an activity outside the scope of the licenses granted under this Agreement which is detrimental to ROCHE, its AFFILIATES and distributors. SCS therefore agrees that once it is notified by ROCHE or once it independently has actual knowledge of that a particular purchaser is using or intends to use any product licensed herein other than as is specifically provided in this Agreement, SCS shall promptly notify said purchaser in writing that such use is unlicensed and that a license for said use must be obtained from ROCHE or P-E. SCS shall also require its AFFILIATES and distributors to report to SCS any unlicensed activities of which they become aware. SCS further agrees that continued or resumed sales by SCS, its AFFILIATES; or a distributor, to a particular purchaser of which SCS was previously notified or is otherwise aware is using any licensed product in a manner other than as expressly provided in this Agreement, shall constitute a breach under Section 6.5 of the Agreement A written certification by a distributor or purchaser which is executed by an officer of said distributor


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or purchaser which officer may legally bind the company, that it has ceased the unlicensed activity, or a written certification by SCS which is executed by an officer of SCS which officer may legally bind SCS that it has ceased sales to such distributor or purchaser, shall be a cure under Section 6.5.

        b) Pursuant to the foregoing general requirements, SCS shall, when it receives an order for a LICENSED PRODUCT from any customer, which SCS recognizes as significantly exceeding that customer's typical usage requirements, contact the customer and specifically inform the customer that the sale of such LICENSED PRODUCT is limited for use by the customer for internal testing only. Said customers shall be required to furnish a written certification that customer intends to use said LICENSED PRODUCT in accordance with the licenses enumerated in Sections 2.2 - 2.5 hereto.

        c) Further pursuant to the general provisions of Section (a) above, SCS and its AFFILIATES understand and agree that the only customers to whom they may sell TAQ REAGENTS and SCS ENZYMES pursuant to Section
           2.2 (b) are those licensed under AMPLIFICATION PATENT RIGHTS by ROCHE or P-E by other than a product label license.

        d) SCS agrees that it shall provide to ROCHE a copy of each of its notices to purchasers/distributors pursuant to this section, as well as a copy of each certification of compliance by purchasers/distributor's in the event such certification is required under the provisions of this Agreement.

        e) The parties understand and hereby agree that SCS shall have no obligation to monitor or police the use of AUTHORIZED THERMAL CYCLERS or by SCS' customers, and that SCS' obligations hereinunder in regard to AUTHORIZED THERMAL CYCLERS


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shall be limited to providing the label license referred to in Section 2.8 and set forth in Appendix C. However, SCS agrees not to knowingly promote the use of thermal cyclers that are not authorized for use in PCR or under AMPLIFICATION PATENT RIGHTS and further agrees not to provide sales, marketing, or technical literature regarding the use of SCS ENZYMES or TAQ REAGENTS under PATENT RIGHTS specifically with thermal cyclers that are not authorized.

        ROCHE hereby agrees that ROCHE will enforce its rights and will use its best efforts to cause P-E to enforce its rights with regard to customers of SCS not using AUTHORIZED THERMAL CYCLERS in the same manner and to the same extent ROCHE and P-E treat their own customers in the same circumstances.

        2.11 Roche hereby grants to SCS and its Affiliates the right and SCS accepts for itself and its Affiliates and agrees to credit ROCHE as the source of patent rights in SCS' promotional materials, including for example advertisements, product inserts and data sheets, intended for distribution to third parties as follows:

        This product is sold under licensing arrangements with Roche Molecular Systems, Inc., F. Hoffmann-La Roche Ltd, and The Perkin-Elmer Corporation."

Such reference will be reasonably prominent and in materials (for example, catalogues) containing multiple product descriptions, will be directly associated with information on each specific product covered by this Agreement.

        3. GRANT TO ROCHE

***


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        4. ROYALTIES, RECORDS AND REPORTS

        4.1 Royalties. For the rights and privileges granted under this Agreement, SCS shall pay royalties on products licensed hereunder which are used by SCS or its AFFILIATES or sold, distributed, or otherwise transferred by SCS or its AFFILIATES (with or without payment), as follows below, except as otherwise specifically modified by Section 5.2 and Appendix A.

        a) *** per Unit for TAQ REAGENTS;

        b) for LICENSED RESEARCH PRODUCTS AND LICENSED APPLICATION PRODUCTS that include TAQ REAGENTS, ***% of the Net Sales of each LICENSED RESEARCH PRODUCT and LICENSED APPLICATION PRODUCT or *** per unit of TAQ REAGENTS in such LICENSED


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           RESEARCH PRODUCT or LICENSED APPLICATION PRODUCT, whichever is higher;

        c) for SCS ENZYMES, the dollars per unit calculated by multiplying *** by the PCR Effectiveness Ratio of the SCS ENZYME to AmpliTaq
           DNA Polymerase in the assay described in Appendix B;

        d) for LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS that include SCS ENZYMES, ***% of the Net Sales of the LICENSED RESEARCH PRODUCT or LICENSED APPLICATION PRODUCT or the dollar amount for the SCS ENZYME in the LICENSED RESEARCH PRODUCT or LICENSED APPLICATION PRODUCT calculated pursuant to c) above, whichever is larger;

        e) for LICENSED APPLICATION PRODUCTS which contain neither TAQ REAGENTS nor SCS ENZYMES, ***% of the NET SALES of the LICENSED APPLICATION PRODUCT; and

        f) for combinations of TAQ REAGENTS and SCS ENZYMES, and for LICENSED RESEARCH PRODUCTS and LICENSED APPLICATION PRODUCTS containing a combination of TAQ REAGENTS and SCS ENZYMES, an amount calculated by a combination of a) and c) or b) and d), as the case may be.


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        4.2 SCS and its AFFILIATES shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable by way of royalty or by way of any other provision under this Agreement. Such books and the supporting data shall be available for inspection during reasonable business hours, and upon reasonable written notice to SCS, for three (3) years following the end of the calendar year to which they pertain by an independent certified public accountant retained by ROCHE for the purpose of verifying the accuracy of SCS' royalty statements or SCS' compliance in other respects with this Agreement. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at ROCHE's sole cost unless the inspector concludes that royalties reported by SCS for the period being audited are understated by five percent (5%) or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by SCS.

        4.3 SCS shall within thirty (30) days after the first day of January, April, July and October of each year deliver to the addresses provided below a true and accurate royalty report. This report shall be in accordance with the royalty report form attached hereto as Appendix D. This report shall be on a country-by-country basis and shall give such particulars of the business conducted by SCS in each country during the preceding three (3) calendar months as are pertinent to an accounting for royalty under this Agreement and shall include at least the following:

                (i) separately itemized quantities of products licensed
                    hereunder that are used, sold or otherwise transferred by SCS during those three (3) months;

                  (ii) THE UNITS of TAQ REAGENTS or SCS ENZYMES each product licensed hereunder as determined by the assay described in Appendix B;

                  (iii) the NET SALES of each LICENSED RESEARCH PRODUCT and LICENSED APPLICATION PRODUCT;

                  (iv) the calculation of net royalties based on a royalty rate of *** per unit;

                  (v)      the credit applicable to net royalties pursuant to
                           Section 4.5;

                  (vi) the net royalties due. If no royalties are due, it shall be so reported.

                  The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of SCS' organization or by SCS' external auditor or by the chairman or other head of SCS' internal audit committee.

                  Simultaneously with the delivery of each such royalty report, SCS shall pay to P-E the royalty and any other payments due under this Agreement for the period covered by such report. All amounts payable hereunder by SCS shall be payable in United


*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

States currency and sent by the due date, together with the royalty report, to the following address:

                    Applied Biosystems Division
                    The Perkin-Elmer Corporation
                    850 Lincoln Centre Drive
                    Foster City, CA. 94404
                    Attn: Licensing Manager

or to such other address as P-E may designate. A copy of the royalty report shall also be sent to:

                    Roche Molecular Systems, Inc.
                    1145 Atlantic Avenue, Suite 100
                    Alameda, California 94501
                    Attn: Licensing Manager

or to such other address as ROCHE may designate.


         4.4 If SCS shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest at the Citibank, NA base, lending rate ("Prime Rate") plus 3% from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.

         4.5 a) The parties agree that the royalty rates and unit fees set forth in Section 4.1 are reasonable in view of the proprietary rights associated with the products licensed hereunder and the consequent relative importance of these products in the marketplace. The parties also recognize, however, that a substantive change might occur in the marketplace, including, for example, a change in ROCHE's proprietary position, or in the status of technological alternatives that are non-proprietary to ROCHE, which change in the marketplace might significantly detract from the value added of the products licensed hereunder and thereby, in light of the royalty schedule of
Section 4.1 potentially makes SCS' marketing position correspondingly less competitive. In the event of any such change in the marketplace, the parties agree to discuss whether adjustments to the financial terms herein would be appropriate and otherwise acceptable to ROCHE.


(b) In an effort to assist SCS in remaining competitive in light of such changes in the marketplace, the parties have specifically agreed that the following mechanism shall be available to provide SCS royalty relief: if ROCHE ascertains that P-E's worldwide combined "Average Transaction Price" ("ATP") *** in a *** period (as is provided below) is less than *** per unit, then SCS' unit royalty for *** for that same *** period shall be *** per unit multiplied by the fraction ***, but in no event shall SCS' unit royalty be reduced below *** per unit for *** nor raised above *** per unit. Such ATP calculations shall be made by ROCHE *** for the *** period *** each *** and SCS shall be notified before the next scheduled royalty payment if it is entitled to a credit for the previously reported *** period. By way of example as to how said royalty adjustments will operate, on the *** after the effective date of this agreement and every *** thereafter, ROCHE shall ascertain *** for the preceding *** (or in the case of the first such calculation, whichever time period falls between the Effective Date and the next ***) and shall calculate the per-unit royalty as above described. If that unit royalty is other than *** per unit, ROCHE shall so notify SCS before SCS' next scheduled royalty payment, so that SCS may take the appropriate credit against the royalties next owed.


*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                  As used herein. "Average Transaction Price" shall mean the average transfer price par unit for all *** transferred by P-E or its Affiliates to end users (which, in P-E's case shall mean to other than Roche or Roche's Affiliates). "Average Transaction Price" shall be calculated by dividing the worldwide aggregate NET SALES of all products transferred by P-E that contain only *** by the worldwide aggregate UNITS of *** contained in those products.

         Except as is specifically provided by the mechanism to provide royalty relief described in this Section 4.5 (b) above, ROCHE shall be under no obligation to change or renegotiate any sections, provisions or terms of this Agreement.

         5.       LICENSE IN ADDITIONAL FIELDS

                  5.1 SCS may elect at the time of execution of this agreement, or shall maintain an option, exercisable for five years from the EFFECTIVE DATE of this Agreement, to obtain additional license rights in the LICENSED FIELDS.

                  5.2 Appendix A specifies for each field to which this option applies a license issuance fee, where applicable, and the applicable royalty rate if such rate is different from that specified in Section 4.1, for each such field. Roche shall have the right to change said license issuance fees and royalty rate after *** from the EFFECTIVE DATE of this Agreement for any field which has not become a LICENSED FIELD pursuant to Section 5.4.


*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                  5.3 if not elected at the time of execution of this Agreement, SCS may exercise its option to obtain a license for each such additional field by giving ROCHE 60 days' written notice at any time during the option period.

                  5.4 Each individual field in addition to RESEARCH FIELD will become a LICENSED FIELD when the specified license issuance fee has been paid.

         6.       TERM; TERMINATION

                  6.1 The license granted to SCS herein and SCS' obligations to pay royalties hereunder, shall commence on the EFFECTIVE DATE and terminate on the expiration of the last to expire of the patents within AMPLIFICATION PATENT RIGHTS, SEQUENCING PATENT RIGHTS and TAQ PATENT RIGHTS to the extent a license of right under any of the foregoing surviving Patent Rights is being exercised pursuant to sections 2.2-2.5 hereto.

                  6.2 Notwithstanding any other Section of this Agreement, SCS may terminate this agreement for any reason on ninety (90) days' written notice to ROCHE. If SCS elects to terminate this Agreement pursuant to this section, it shall within thirty (30) days of said termination, notify each of its customers that SCS is no longer licensed under AMPLIFICATION PATENT RIGHTS, TAQ PATENT RIGHTS, or SEQUENCING PATENT RIGHTS.

                  6.3 Notwithstanding any other section of this Agreement, ROCHE may terminate this Agreement, effective immediately upon notice of termination to SCS, in the event that a third party which is licensed by ROCHE to manufacture products for use in PCR-based human diagnostic testing acquires directly or indirectly 50% or more of the voting stock of SCS.

                  6.4 The license granted hereunder to SCS shall automatically terminate upon (i) an adjudication of SCS as bankrupt or insolvent, or SCS' admission in writing of its inability to pay its obligations as they mature; or
(ii) an assignment by SCS for the benefit of creditors; or (iii) SCS' applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property or such receiver, trustee or similar officers appointment without the application or consent of SCS, if such appointment shall continue undischarged for a period of ninety (90) days; or
(iv) SCS' instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to SCS under the laws of any jurisdiction; or (v) the institution of any such proceeding (by petition, application or otherwise) against SCS, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of SCS, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy.

                  6.5 Breach. Upon any breach or default of a material term under this Agreement by SCS, this Agreement may be terminated upon ninety (90) days' written notice to SCS. Said notice shall become effective at the end of the ninety-day period, unless during said period SCS fully cures such breach or default of a material term and notifies ROCHE of such cure. Such 90-day cure period shall not apply to any uncontested royalty payments due, which uncontested payments must be made in accordance with the terms of this Agreement

                  6.6 Upon termination of this Agreement as provided herein, all rights and licenses granted to SCS by ROCHE hereunder shall automatically revert to or be retained by ROCHE.

                  6.7 SCS' obligations to report to ROCHE and to pay royalties as to the sale of products licensed hereunder pursuant to the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

         7.       ENFORCEMENT OF PATENTS

                  7.1 SCS shall advise ROCHE promptly, and shall furnish documentary proof which is reasonably acceptable to ROCHE, upon its becoming aware of substantial infringement by a third party or parties of an enforceable patent right within (1) TAQ PATENT RIGHTS by the sale of "Significant Quantities" of unlicensed stand-alone enzymes in any country in the TERRITORY, or (2) AMPLIFICATION PATENT RIGHTS by the sale of "Significant Quantities" of an enzyme not within TAQ PATENT RIGHTS but which enzyme is actively promoted or supported by said third party or parties or their affiliates or distributors for use in AMPLIFICATION PATENT RIGHTS in any country in the TERRITORY. Upon receipt of said written information, ROCHE agrees it shall, within its reasonable business judgment, take such action as is required to restrain such infringement. ROCHE shall be in full compliance with its obligations under this
Section 7.1 if, within six (6) months of ROCHE having received said written information from SCS about any one infringing party in a particular country, (1) ROCHE notifies each third party identified by such acceptable documentary proof of ROCHE's enforceable proprietary position in the country where infringement is occurring and receives from such third parties written assurance, which shall be executed by an officer of each said third party capable of legally binding that party, that it is not infringing ROCHE's rights, or (2) said infringement has stopped, or (3) ROCHE has entered into good faith license negotiations with such third parties, or (4) ROCHE has instituted or is prosecuting an action for patent infringement against at least one infringing third party sells in said country. The above six-month period may be extended with the written consent of SCS.

         It is agreed and understood that, in accordance with the foregoing, nothing in this Agreement shall require ROCHE to sue more than one party at a time or to sue in more than one country at any one time.

         For the purposes of the foregoing clause, "Significant Quantities" shall mean (1) in the case of a single third-party infringer in a particular country, at least ***, or (2) in the case of more than one third-party seller in a particular country, at least ***, of total unit turnover, respectively, of stand-alone enzyme(s) within TAQ PATENT RIGHTS or thermostable enzymes actively promoted for use in AMPLIFICATION PATENT RIGHTS, in each country, the accuracy of said *** or *** figures being acceptable to both parties. "Actively promoted" shall mean advertised or technically supported for use in AMPLIFICATION PATENT RIGHTS.

         If ROCHE is provided with the documentary proof of continued infringing sales as above described and ROCHE does not within the six-month period pursue one of the above options, SCS shall have the right at the expiration of the six-month period, or such other period as the parties have agreed, to reduce its royalty rate for royalties owed on stand-alone TAQ REAGENTS or stand-alone SCS ENZYMES in said country by ***. SCS' right to reduce its royalties shall terminate and SCS shall resume paying full royalties in each country, as of the time: (1) all such infringing third parties in such country have either delivered the written assurances described above or engaged in good faith license negotiations with ROCHE, provided that if said negotiations do not conclude within one year, SCS may again abate its royalty by ***, as the case may be, in the manner described above until the conclusion of a license with said third party; or (2) the filing or prosecution of an



*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT infringement suit against at least one such party in said country; or (3) as a result of the written assurances received in accordance with the foregoing or the conclusion of any licenses or litigations or otherwise, infringement in fact ceases or is reduced to below "Significant Quantities". Notwithstanding the provisions of this clause, ROCHE and SCS understand and specifically agree that nothing in this Agreement shall reduce SCS' royalty below *** per unit of Taq DNA Polymerase.

         8.       Confidentiality-Publicity

                  8.1 To the extent that, in literature for distribution to third parties, SCS or its AFFILIATES refer to ROCHE, P-E or the terms of this Agreement, solely by specific inclusion of the clause provided in Section 2.11, ROCHE hereby approves of such usage and no further ROCHE review or approval shall be required for distribution of said literature. If SCS varies from the agreed-to clause in section 2.11, then SCS agrees to obtain ROCHE's written approval prior to distributing any written information including said modified reference to ROCHE, P-E or the terms of this Agreement. ROCHE's approval shall not be unreasonably withheld or delayed and, in any event, its decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the content of the material originally approved may be reprinted during the term of the Agreement without further approval by ROCHE unless ROCHE has notified SCS in writing of its decision to withdraw permission for such use.

                  8.2 Each party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement and identified in writing as



*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT confidential in connection with this Agreement shall be considered confidential and proprietary and the Receiving Parry shall not disclose same to any third party and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and marked confidential and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof. Notwithstanding the above, Roche shall have the right to share royalty reports with P-E.

                  The above obligations of confidentiality shall not be applicable to the extent that:

                  a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

                  b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder, or

                    c) such information is received by the Receiving Party from any third party for use or disclosure by the Receiving Party without any obligation to the
                        Disclosing Party provided, however, that information received by the Receiving Party from any third party funded by the Disclosing Party (e.g., consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

                    d) the disclosure of such information is required or desirable to comply with or fulfill, governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

            8.4 Each party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of this Agreement or its terms without the prior consent of the other party, which consent shall not be unreasonably withheld, except to the extent a party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other party shall be notified in advance.

      9. ASSIGNMENT

            9.1 This Agreement shall not be assigned by SCS (including without limitation any purported assignment or transfer that would arise from a sale or transfer of SCS' business). Except as is provided in Section 6.3, this license shall remain in force if Stratagene is acquired in its entirety or in its entirety except for its mutagenesis business by a third party so long as Stratagene remains a discrete business unit, operates under the name of Stratagene, and manufactures and sells licensed products under the name Stratagene.

            9.2 ROCHE may assign all or any part of its rights and obligations under this Agreement at any time without the consent of SCS. SCS agrees to execute such further acknowledgments or other instruments as ROCHE may reasonably request in connection with such assignment.

      10. NEGATION OF WARRANTIES AND INDEMNITY

            10.1  Nothing in this Agreement shall be construed as:

                    a) a warranty or representation by ROCHE as to the validity or scope of any patent included within TAQ PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS or SEQUENCING PATENT RIGHTS;

                    b) a warranty or representation that the practice of TAQ PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS or SEQUENCING PATENT RIGHTS is or will be free from infringement of patents of third parties;

                    c) an obligation to bring or prosecute actions or suits against third parties for infringement, provided however, that this clause shall not alter SCS' rights and ROCHE's obligations under Section 7.1;

                    d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of ROCHE or P-E;

                    e) conferring by implication, estoppel or otherwise any licenses, immunities or rights under any patents or patent applications of ROCHE other than those specified in TAQ PATENT RIGHTS and AMPLIFICATION PATENT RIGHTS and SEQUENCING PATENT RIGHTS, regardless of whether such other patents or patent applications are dominant or subordinate to those in TAQ PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS or SEQUENCING PATENT RIGHTS, or under any thermal cycler or other instrument patent, or to perform PCR in a thermal cycler that is not an AUTHORIZED THERMAL CYCLER or a LICENSED THERMAL CYCLER, or to make or sell any thermal cycler or other instrument for the automated performance of the PCR Process;

                    f) an obligation to furnish any know-how not provided in TAQ PATENT RIGHTS, AMPLIFICATION PATENT RIGHTS, and SEQUENCING PATENT RIGHTS; or

                    g) creating any agency, partnership, joint venture or similar relationship between ROCHE and/or P-E on the one hand, and SCS on the other hand.

            10.2  ROCHE MAKES NO EXPRESS OR IMLIED WARRANTIES OF
MERCHANTABILTY OR FITNESS FOR A PARTICULAR PURPOSE.

            10.3 Notwithstanding the foregoing, ROCHE warrants and represents that it has the right and authority to enter into this Agreement and to grant the licenses provided in Sections 2 and 5.

        11. INDEMNITY.

            11.1 SCS shall assume full responsibility for its use of TAG PATENT RIGHTS and for its sale of Taq and LICENSED PRODUCTS and shall defend, indemnify and hold ROCHE and P-E and their respective officers, directors, agents, employees, and stockholders, harmless from and against all liability, demands, damages, expenses (including attorneys' and expert witness fees and expenses) and losses for death, personal injury, illness or property damage, or any other injury or damage arising out of the use by SCS of the TAQ PATENT RIGHTS or the preparation, use or sale of LICENSED PRODUCTS, including but not limited to, use or reliance upon such LICENSED PRODUCTS by customers of SCS or its Affiliates.

      12. ***


*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

        13. GENERAL

            13.1 This Agreement constitutes the entire agreement between SCS and ROCHE as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

            Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party or parties at the respective address as shown below:

If to ROCHE:

                    Roche Molecular Systems, Inc.
                    340 Kingsland Street
                    Nutley, New Jersey 07110
                    Attn: Corporate Secretary

with a copy to:

                    Roche Molecular Systems, Inc.
                    1145 Atlantic Avenue, Suite 100
                    Alameda, California 94501
                    Attn:  Licensing Manager

If to SCS:
                    Stratagene
                    11099 North Torrey Pines Road
                    La Jolla, California 92037
                    Attn:  Dr. Joseph A. Sorge
                           Chief Executive Officer

with a copy to:

                    Stratagene
                    11099 North Torrey Pines Road
                    La Jolla, California 92037
                    Attn:  Ronni L. Sherman
                           V. P. and General Counsel

Either party may change its address by providing notice to the other party. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case will be.

            13.2 Governing Law and Venue. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New Jersey, U.S.A., except as to any issue which by the law of New Jersey depends upon the validity, scope or enforceability of any patent within AMPLIFICATION PATENT RIGHTS, TAQ PATENT RIGHTS, or SEQUENCING PATENT RIGHTS which issue shall be determined in accordance with the applicable patent laws of the United States or the relevant foreign jurisdiction. The parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the United States District Court for the District of New Jersey if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of New Jersey.

            13.3 Arbitration. Notwithstanding the provisions of Section 13.2 above, any dispute concerning solely the determination of facts such as, but not limited to, (1) what constitutes a quantity significantly exceeding a SCS customer's typical usage requirements pursuant to Section 2.10 (b); (2) a determination of royalty rate payments owed pursuant to Section 4.1; (3) the circumstances triggering royalty reduction pursuant to Section 4.5; (4) the determination of the unlicensed competition and concomitant royalty abatement pursuant to Section 7, Patent Enforcement clause; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of New Jersey pursuant to the commercial arbitration rules of the American Arbitration Association in accordance with the following procedural process:

                    (a) The arbitration tribunal shall consist of three
                        arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator within sixty (60) days of the filing of the answer, said third arbitrator being the chairman of the arbitration tribunal.

                    (b) The decision of the arbitration tribunal shall be final and judgement upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement.

      Each party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrator's hereunder.

            13.4 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of the parties to enter into this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent, necessary to bring it within the applicable legal requirements.

            13.5 If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the party to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

      IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below.

ROCHE MOLECULAR SYSTEMS, INC.          STRATAGENE

By: /s/ KATHY ORDONEZ                  By: /s/ JOSEPH SORGE
   ----------------------------           --------------------------------------

Name: Kathy Ordonez                    Name: Joseph Sorge
                                            ------------------------------------
Title: President                       Title: Chairman & CEO
                                             -----------------------------------

Date: July 26, 1994                    Date: 7/7/94
     --------------------------             ------------------------------------
 APPRV'D As To Form
     LAW DEPT.
     By PJR

F. HOFFMANN-LA ROCHE LTD               F. HOFFMANN-LA ROCHE LTD

By:   [SIGNATURE ILLEGIBLE]            By: [SIGNATURE ILLEGIBLE]
   ----------------------------           --------------------------------------

Name: [ILLEGIBLE]                      Name:  [ILLEGIBLE]
    ---------------------------             ------------------------------------

Title: Authorized Signatory            Title: PLR Licensing Manager
      -------------------------              -----------------------------------

Date: July 19, 1994                    Date: July 20, 1994
     --------------------------             ------------------------------------

                                   APPENDIX A

                                   STRATAGENE

                          Forensics and Human Identity

1. Field of Use: "Forensic and Human Identity Applications" shall mean the forensic analysis of human genetic material for use in, or in preparation for, legal proceedings, but shall exclude paternity determination except in case of death investigation. This field specifically excludes tissue typing.

2. ***

                              ENVIRONMENTAL TESTING


1. Field of Use: "Environmental Testing Applications" shall mean testing and monitoring environmental samples, including, without limitation, for the purpose of detecting the presence or absence or amount of any organism or microorganism (including, without limitation, viruses and bacteria), whether living, dead or extinct, or their remains.

2. ***

                             PLANT DIAGNOSTICS

1. Field of Use: "Plant Diagnostics Applications" shall mean diagnostic applications in plants, including, without limitation, the diagnosis of a disease or condition, the diagnosis of susceptibility or resistance to a disease or condition, or a choice of treatment of a disease or condition, the determination of genetic traits for breeding purposes, or the identification of a particular plant species.

2. ***

*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                               ANIMAL DIAGNOSTICS

1. Field of Use: "Animal Diagnostics" shall mean detection of genetic disease, genetic pre-disposition to disease, or other medical condition in animals for any purpose except establishment of identity, and infectious disease testing in animals. This field shall include sex determination but shall specifically exclude parentage determination.

2. ***

3. Royalties on these products shall be as follows:

                (i) For products directed at detection of nucleic acids associated with genetic disease, genetic traits, or infectious disease in animals, ***% of the NET SALES PRICE of the kits, or *** per unit of TAQ REAGENT or SCS ENZYME in the kit, whichever is higher.

                (ii) For products directed at sex determination in embryos, ***% of the NET SALES PRICE of the kits, or *** per unit of TAQ REAGENT or SCS ENZYME in the kit, whichever is higher.

               ANIMAL IDENTITY TESTING AND POSITIVE TRAIT BREEDING

1. Fields of Use: "Animal Identity Testing Applications" shall mean identity testing for animals (other than humans), whether living, dead or extinct, or their remains, including, without limitation, parentage testing. "Positive Trait Breeding" shall mean the determination of genetic traits other than disease-related traits for breeding purposes.

2. ***


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

                                  FOOD TESTING

1. Field of Use: "Food Testing Applications" shall mean the detection and/or analysis Of microorganisms in food or food/samples for quality assurance and quality control Purposes.

2. ***


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                                       43

                                   APPENDIX B

                       ASSAY TO DETERMINE UNITS OF ENZYME

I.      Taq DNA polymerase

        Taq DNA polymerase manufactured by SCS ("SCS-Taq") shall be assayed under the following conditions, in parallel with an assay of Roche Molecular Systems' AmpliTaq(R) DNA polymerase (P-E catalogue numbers N-801-0060, N-801-1012). The activity of SCS-Taq and AmpliTaq thus measured by SCS shall be normalized to the concentration stated by RMS for the AmpliTaq.

        Unit Definition:        One unit of enzyme is defined as the amount that
                                will incorporate l0nmoles of dNTPs into acid insoluble material per 30 minutes at 74
                                (degrees) C under the analysis conditions below.

        Analysis conditions:    25mM TAPS (tris-(hydroxymethyl)-methyl-amino-
                                propanesulfonic acid, sodium salt), pH 9.3 (at
                                25 (degrees) C); 50mM KCl; 2 mM MgCl(2); 1mM
                                (beta)-mercaptoethanol; 200 (micrometer)M each dATP, dGTP, dTTP; 100 (micrometer)M [is proportional to-(32)P]-dCTP (0.05 to 0.1
                                Ci/mmole); activated salmon sperm DNA, mixed in a final volume of 50 (micrometer)l and incubated at 74 (degrees) C for 10 minutes. The salmon sperm DNA is activated by a modification of the methods in reference 1.

        The array mixture (without enzyme) is prepared fresh daily and 45 (micrometer)l aliquots (0 (degrees) C) are mixed with 5 (micrometer)l of Taq DNA polymerase diluted in 25mM Tris-HCl pH8, 50mM KCl, 100 (micrometer)g/ml autoclaved gelatin, lmM (beta)-mercaptoethanol, 0.5% w/v) NP40 and 0.5% (w/v) Tween20.

        Reactions are initiated with addition of enzyme and placed at 74 (degrees) C. Reactions are quenched after 10 minutes with the addition of 10 (micrometer)l of 60mM EDTA and placed at 0 (degrees) C. Aliquots (50 (micrometer)l) are diluted with lml of 2mM EDTA containing
        50 (micrometer)g/ml sheared salmon sperm DNA, and precipitated by the addition of 1 ml 20% (w/v) acid and 2% (w/v) sodium pyrophosphate, and incubated at 0 (degrees) C for

        15 min. Precipitated DNA is collected on GF/C filter discs (2.4 cm) and washed extensively with 5% trichloroacetic acid and 2% sodium pyrophosphate (7 x 5 ml), then 95% ethanol (5ml), dried and counted.

        Activity concentration is determined from replicate assays (at least 3) of replicate parallel, serial dilutions (at least 3) that yield 20-90 pMoles dCMP incorporation in the assay.

        Activated salmon sperm DNA is used at a concentration that provides linear incorporation values with 20-100 mU of enzyme. This DNA concentration usually represents 12.5-20(micron)g/assay.

II.     SCS Enzymes

        SCS enzymes shall be assayed in reference to AmpliTaq DNA polymerase (or another enzyme manufactured by ROCHE which is more comparable to the particular SCS enzyme) in a manner similar to that described above. The analysis conditions shall be adapted to reflect the optimal activity conditions for each such SCS enzymes. Further, the effectiveness of such enzyme in producing amplified DNA in the PCR Process shall be determined in comparison with AmpliTaq DNA polymerase under the optimal conditions for each enzyme. From this comparison a "PCR Effectiveness Ratio" will be derived to be used in determining the per unit royalty specified in section 4.1 c. The Parties agree that calculation of such a ratio is complex and can only be determined on a case-by-case basis. Such assays shall be agreed upon by ROCHE and SCS.

III. For purposes of calculating royalties owed on products, the concentration of enzyme (units per volume) reported must be within +/-*** of the actual activity measured by the above assays. The volume of enzyme reported to be in a product must be within +/-*** of the actual measurable volume.

Ref. I Richardson. C.C. 1966. DNA Polymerase from Escherichia coli. in Procedures in Nucleic Acid Research eds.Cantoni G.L. and Davies, D.R. Harper & Row, New York, p. 264.


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    PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                   APPENDIX C

                              NOTICES TO PURCHASER

1. License statement for use on TAQ REAGENTS and SCS ENZYMES designed and sold for use in AMPLIFICATION PATENT RIGHTS and/or SEQUENCING PATENT RIGHTS.

                      NOTICE TO PURCHASER: LIMITED LICENSE

The purchase price of this product includes a limited, non-transferable license under U.S. Patents 4,683,202, 4,683,195, 4,965,188, and 5,075,216 or their foreign counterparts, owned by Hoffmann-La Roche Inc. and F.Hoffmann-La Roche Ltd. ("Roche"), to use only this amount of the product to practice the Polyrnerase Chain Reaction ("PCR") and related processes described in said patents solely for the research and development activities of the purchaser when this product is used in conjunction with an authorized thermal cycler. No right to perform or offer commercial services of any kind using PCR, including without limitation reporting the results of purchaser's activities for a fee or other commercial consideration, is hereby granted by implication or estoppel. Further information on purchasing licenses to practice the PCR process may be obtained by contacting the Director of licensing at The Perkin-Elmer Corporation. 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

2. For use on LICENSED RESEARCH PRODUCTS designed and sold for use in AMPLIFICATION PATENT RIGHTS but not suitable for use in SEQUENCING PATENT RIGHTS.


                      NOTICE TO PURCHASER: LIMITED LICENSE

The purchase price of this product includes a limited, non-transferable license under U.S. Patents 4,683,202, 4,683,195 and 4,965,188 or their foreign counterparts, owned by Hoffmann-La Roche Inc. and F.Hoffmann-La Roche Ltd. ("Roche"), to use only this amount of the product to practice the Polymerase Chain Reaction ("PCR") and related processes described in said patents solely for the research and development activities of the purchaser when this product is used in conjunction with an authorized thermal cycler. No light to perform or offer commercial services of any kind using PCR, including without limitation reporting the results of purchaser's activities for a fee or other commercial consideration, is hereby granted by implication or estoppel. Further information on purchasing licenses to practice the PCR process may be obtained by contacting the Director of Licensing at The Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

3. For use on LICENSED RESEARCH PRODUCTS designed and sold for use in SEQUENCING PATENT RIGHTS

                      NOTICE TO PURCHASER: LIMITED LICENSE

The purchase price of this product includes a limited, non-transferable license under U.S. Patent 5,075,216 or its foreign counterparts, owned by Hoffmann-La Roche Inc. and F.Hoffmann-La Roche Ltd. ("Roche"), to use only this amount of the product for DNA Sequencing and related processes described in said patent solely for the research and development activities of the purchaser. No license under these patents to use the PCR process is conveyed expressly or by implication to the purchaser by the purchase of this product. A license to use the PCR process for certain research and development activities accompanies the purchase of certain reagents from licensed suppliers such as Stratagene when used in conjunction with an authorized thermal cycler, or is available from the Perkin-Elmer Corporation. Further information on purchasing licenses to practice the PCR process may be obtained by contacting the Director of Licensing at the Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501.

4. For use on research products which are not LICENSED RESEARCH PRODUCTS but which are supported for use in PCR and/or with LICENSED RESEARCH PRODUCTS

                               NOTICE TO PURCHASER

This product is optimized for use in the Polymerase Chain Reaction ("PCR") covered by patents owned by Hoffmann-La Roche Inc. and F.Hoffmann-La Roche Ltd. ("Roche"). No license under these patents to use the PCR process is conveyed expressly or by implication to the purchaser by the purchase of this product. A license to use the PCR process for certain research and development activities accompanies the purchase of certain reagents from licensed suppliers such as Stratagene when used in conjunction with an authorized thermal cycle, or is available from the Perkin-Elmer Corporation. Further information on purchasing licenses to practice the PCR process may be obtained by contacting the Director of Licensing at the Perkin-Elmer Corporation, 850 Lincoln Centre Drive, Foster City, California 94404 or at Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California, 94501.

5. Similar notices for use on LICENSED APPLICATIONS PRODUCTS will be provided as are selected.

APPENDIX D


                             SUMMARY ROYALTY REPORT

                        FOR THE PERIOD ______ TO ______


                           COUNTRY: ________________

LICENSE: STRATAGENE                                                             FIELD OF USE: PCR RESEARCH PRODUCTS

LICENSEE NUMBER: __________             EFFECTIVE DATE: ____________            ROYALTY RATE: __________

_________________________________________________________________________________________________________________________________
                     UNITS OF ENZYME   GROSS INVOICE    DISCOUNTS                   NUMBER OF    ROYALTY DETERMINED
                           IN            PRICE OF        ALLOWED    NET SALES    PRODUCT UNITS    ON ENZYME OR NET
LICENSED PRODUCT         PRODUCT          PRODUCT       (EXPLAIN)   OF PRODUCT       SOLD              SALES          ROYALTY DUE
_________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________
                                                                                TOTAL ROYALTY EARNED
        CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD ______                _________________________________________________
                                                                                APPLICABLE CREDIT
                                                                                _________________________________________________
                                                                                ROYALTY PAYMENT DUE
                                                                                _________________________________________________

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: ___________________________  Title: ___________________  Date: ____________
      (authorized signature)

Name (Please print): ________________________

================================================================================

         * Please attach supporting or supplemental data to this sheet